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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: MAY 29, 2001
                        (Date of earliest event reported)

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                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE            COMMISSION FILE NUMBER               56-2084290
(State of Incorporation)           (1-14373)                  (I.R.S. Employer
                                                             Identification No.)


   200 PARK AVENUE, NEW YORK, NEW YORK                             10166
(Address of Principal Executive Officers)                       (Zip Code)


                                 (212) 984-8033
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS

On May 8, 2001, Insignia closed on a new three-year revolving credit facility that expands the Company's borrowing potential to $230 million and represents a $45 million increase over the prior credit facility. The revolving credit facility was arranged by First Union Securities, Lehman Brothers and Bank of America and involves a syndicate of ten U.S. and international financial institutions. The credit facility will be used for working capital, acquisitions and real estate investment needs. Proceeds from the new credit facility have been used to retire the prior $185 million credit facility and the Company has borrowings of $134 million on the facility and letters of credit of $12.6 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits - The following are furnished as exhibits to this report:

     Exhibit No.

      10.1 Credit Agreement, dated as of May 4, 2001, by and among Insignia Financial Group, Inc., as Borrower, the Lenders referred to herein, First Union National Bank, as Administrative Agent and Lehman Commercial Paper Inc., as Syndication Agent and Bank of America, N.A., as Documentation Agent.

      99.1    Press Release dated May 15, 2001.








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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INSIGNIA FINANCIAL GROUP, INC.



                                             By:  /s/ Adam B. Gilbert
                                                  -------------------------
                                                  Adam B. Gilbert
                                                  Executive Vice President







DATE: May 29, 2001












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